UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2011
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle
Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of NeuStar, Inc. (the “Company”) was held on June 22, 2011. Stockholders voted as follows on the matters presented for a vote.
1.	The nominees for election to the Board of Directors as Class I directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their respective successors have been elected or appointed, based upon the following votes:

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
James G. Cullen	60,964,782	304,639	64,366	2,159,336
Joel P. Friedman	60,983,476	302,957	47,354	2,159,336
2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 was approved based upon the following votes:

Votes for approval:	63,240,957
Votes against:	243,746
Abstentions:	8,420
There were no broker non-votes for this item.
3.	The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers was approved based upon the following votes:

Votes for approval:	57,319,489
Votes against:	2,207,783
Abstentions:	1,806,515
Broker non-votes:	2,159,336
4.	The stockholders voted, on an advisory basis, that future advisory votes to approve the compensation paid to the Company’s named executive officers should be held as follows:

Every one year:	53,612,575
Every two years:	2,214,395
Every three years:	3,732,524
Abstentions:	1,774,293
Broker non-votes:	2,159,336
After reviewing the stockholder voting results, in which “Every one year” received a majority of votes cast on the frequency of future stockholder advisory votes on executive compensation, the Company’s Board of Directors determined on June 23, 2011 to hold such votes annually. Accordingly, the next stockholder advisory vote on executive compensation is scheduled to be held at the Company’s 2012 Annual Meeting of Stockholders. The next required stockholder advisory vote regarding the frequency interval is scheduled to be held in six years, at the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	NEUSTAR, INC.
	By:	/s/ Lisa A. Hook
		Name:	Lisa A. Hook
		Title:	President and Chief Executive Officer

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